Exhibit 10.119

SECOND AMENDMENT
TO THE
SYNCHRONY FINANCIAL
RESTORATION PLAN

WHEREAS, Synchrony Financial (the “Company”) maintains the Synchrony Financial Restoration Plan (the “Plan”);

WHEREAS, the Plan Administrator (as defined in the Plan) desires to amend the Plan to reflect the Company’s intention of providing matching contribution credits under the Plan to participants whose elective pre-tax and designated Roth deferral contributions in 2015 under the Qualified Plan (as defined in the Plan) and a qualified defined contribution retirement plan maintained by General Electric Company are equal to or exceed $18,000 (i.e., the elective contribution limit established by the Internal Revenue Service for 2015) (the “Amendment”); and

WHEREAS, Section 8 of the Plan provides that the Plan Administrator may amend the Plan at any time if such amendment is administrative in nature, and the Plan Administrator has determined that the Amendment is administrative in nature.

NOW THEREFORE, effective as of November 18, 2015, the first sentence of Section 1(n) of the Plan (definition of “Company Matching Contribution Restoration Credit”) is hereby amended in its entirety, to read as follows:

“Company Matching Contribution Restoration Credit” means, (i) for the Plan Year ended December 31, 2015, with respect to a Participant whose Elective Deferral Contributions, together with his or her elective pre-tax and designated Roth deferral contributions under a qualified defined contribution retirement plan maintained by General Electric Company, equal or exceed $18,000, or (ii) for any Plan Year, with respect to a Participant whose Elective Deferral Contributions for a Plan Year equal or exceed the maximum Company Matching Contribution the Participant could receive under the Qualified Plan for such Plan Year (for 2016, this amount is $10,600 (representing 4% of $265,000)), an amount equal to the difference of (x) 4% of the Participant’s Restoration Plan Compensation for such Plan Year, less (y) the Company Matching Contributions made for the benefit of the Participant under the Qualified Plan for such Plan Year.

IN WITNESS WHEREOF, the Plan Administrator has caused this Second Amendment to be adopted by the Company this 29th day of January, 2016.

By: /s/ Marc Chini
Marc Chini
Title:     Executive Vice President, Human Resources__